Exhibit 4.11













                               PURCHASE AGREEMENT



                                      among



                         FIRST BANK STATUTORY TRUST VI,
                                     Issuer



                               FIRST BANKS, INC.,
                                     Sponsor



                                       and



                            BEAR, STEARNS & CO. INC.,

                                Initial Purchaser







                            Dated as of June 14, 2006

       PURCHASE AGREEMENT, dated as of June 14, 2006 (this "Agreement"), among First Bank Statutory Trust VI, a statutory trust created under the laws of the State of Delaware (the "Issuer"), First Banks, Inc., a Missouri corporation, as Sponsor under the Trust Agreement, as defined below (the "Sponsor" and, together with the Issuer, the "Trust Parties"), and Bear, Stearns & Co. Inc., as initial purchaser (the "Initial Purchaser").

       WHEREAS, the Issuer proposes to issue U.S. $25,000,000 capital securities due July 7, 2036 (the "Capital Securities");

       WHEREAS, the Capital Securities will be issued pursuant to an Amended and Restated Declaration of Trust to be dated as of June 16, 2006 (the "Trust Agreement"), among First Banks, Inc., as Sponsor, Wells Fargo Bank, National Association, as Institutional Trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, and the Administrators named therein;

       WHEREAS, the Issuer has agreed not later than June 16, 2006 (the "Closing Date"), to provide the Initial Purchaser with a copy of the Trust Agreement and any other documents required to be delivered pursuant to the terms hereof or the Trust Agreement;

       WHEREAS, the Issuer will use the proceeds from the sale of the Capital Securities to purchase Debentures (as defined in the Trust Agreement); and

       WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Trust Agreement.

       NOW IT IS HEREBY AGREED as follows:

            1.     PURCHASE AND SALE.
                   -----------------

            (a) On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuer, on the Closing Date referred to above, the Capital Securities in the aggregate principal amount of $25,000,000 less any applicable discount as set forth in the Flow of Funds Memorandum dated June 16, 2006 (the "Discount").

            (b) The Capital Securities shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature.

            2.     CLOSING. On the Closing Date, delivery of and payment for the
                   -------
Capital Securities shall be made at the offices of Bear, Stearns & Co. Inc. or such other location or locations as shall be mutually acceptable to the parties hereto. Delivery of the Capital Securities shall be made against payment of the purchase price therefor to the order of the Issuer in same day funds by transfer to an account designated by the Issuer or by such other means in same day funds as shall be acceptable to the Initial Purchaser. Such payment shall be made upon authorization from the Initial Purchaser (such authorization to be given if the conditions to the Initial Purchaser's obligations set forth herein are either satisfied or waived) against delivery of the Capital Securities. The Capital Securities will be in the form requested by the Initial Purchaser in accordance with the terms of the Trust Agreement.

            3.     PAYMENT OF EXPENSES. The Sponsor agrees to pay all costs  and
                   -------------------
expenses incident to the performance of the obligations of the Sponsor and the Issuer under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Capital Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Capital Securities under the securities laws of applicable jurisdictions, and (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Sponsor or the Issuer.

       Notwithstanding the foregoing, if the sale of the Capital Securities provided for in this Purchase Agreement is not consummated because any condition set forth herein to be satisfied by either the Sponsor or the Issuer is not satisfied, because this Purchase Agreement is terminated pursuant to clause (i),
(ii), (iii) or (v) of Section 10 or because of any failure, refusal or inability
                      ----------
on the part of the Sponsor or the Issuer to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder the Sponsor will reimburse the Initial Purchaser upon demand for (i) all reasonable out-of-pocket expenses (including the fees and all reasonable expenses of the Trustee and special counsel retained by the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Capital Securities and (ii) any and all costs or fees directly associated with providing the Sponsor a fixed interest rate of ____% (the "Fixed Rate"), in advance of the issuance of the Capital Securities, for a period of five years (the "Fixed Rate Period") from the date of issuance of the Capital Securities (including, but not limited to, unwinding, terminating or otherwise breaking any forward interest rate swap or similar agreement or related commitment therefor entered into by the Initial Purchaser or any person or entity acting on behalf thereof with respect to the Fixed Rate for the Fixed Rate Period for the Capital Securities in advance of the issuance thereof and the reasonable fees and expenses of any counsel engaged by the Initial Purchaser or any person or entity acting on behalf thereof to enforce the obligations of the Sponsor hereunder).

            4.     REPRESENTATIONS  AND WARRANTIES.  Each   Trust  Party  hereby
                   -------------------------------
represents, warrants and agrees to and with the Initial Purchaser that, as of the Closing Date, and as to itself only and not as to the other:

            (a) with respect to the Issuer, it is duly formed and validly existing under the laws of the State of Delaware and, with respect to the Sponsor, and its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) (the "Significant Subsidiaries"), each is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, in each case, with all requisite power and authority to own or transfer, as applicable, the Debentures, to conduct its business as required under the Trust Agreement, this Agreement or any other documents relating to or otherwise in connection with the issue and sale of the Capital Securities (collectively, the "Transaction Documents") and to perform its obligations hereunder and under each Transaction Document, and is lawfully qualified to do business and is in good standing in those jurisdictions in which it conducts business and where the failure to be so qualified or in good standing would have a material adverse effect on the condition (financial or otherwise), earnings or business of such Trust Party, whether or not occurring in the ordinary course of business, or would otherwise be material in context of the issuance of the Capital Securities ("Material Adverse Effect");

            (b) this Agreement has been duly authorized, executed and delivered by such Trust Party and constitutes, and each of the Transaction Documents to which such Trust Party is a party has been duly authorized by such Trust Party and, when duly executed and delivered by the other parties thereto, on the Closing Date, will constitute, legal, valid and binding obligations of such Trust Party, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

            (c) neither the Issuer nor the Sponsor nor any of the Significant Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, bylaws or other governing documents (including without limitation, the Trust Agreement);

            (d) with respect to the Issuer, on the Closing Date, the Capital Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered in accordance with the Trust Agreement against payment therefor as contemplated herein, will be validly issued and represent undivided beneficial interests in the assets of the Issuer, entitled to the benefits provided by the Trust Agreement;

            (e) with respect to the Issuer, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue, sale or delivery of the Capital Securities, except for those which have been obtained and are in full force and effect, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation of the other transactions contemplated by the Transaction Documents, except for those which have been obtained and are in full force and effect, and except where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect;

            (f) the execution and delivery of the Transaction Documents, the issue of the Capital Securities and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the organizational documents of such Trust Party; and the execution and delivery of the Transaction Documents, the issue of the Capital Securities and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and will not conflict with or result in a breach of any indenture, trust deed, mortgage or other agreement or instrument to which such Trust Party is a party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over such Trust Party or any of its properties, except for such conflicts, breaches, defaults or infringements that would not have a Material Adverse Effect;

            (g) there are no pending actions, suits or proceedings against or affecting such Trust Party or any of its properties and, to the best of such Trust Party's knowledge, no such suits or proceedings are threatened or contemplated that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Issuer's issuance of the Capital Securities;

            (h) no event has occurred since June 14, 2004, which, had the applicable Capital Securities already been issued, would reasonably be expected to (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default;

            (i) neither the Issuer nor any affiliate of the Issuer nor any person acting on behalf thereof has made offers or sales of the Capital Securities under circumstances that would require the registration of the Capital Securities under the U.S. Securities Act of 1933, as amended (the "Securities Act");

            (j) there are no contracts, agreements or understandings between any of the Trust Parties or any affiliate thereof and any person granting such person the right to require the Issuer to file a registration statement under the Securities Act, with respect to any Capital Securities owned or to be owned by such person;

            (k) In the case of each offer or sale of Capital Securities, no form of general solicitation or general advertising was used by the Issuer or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer nor any person acting on its behalf (other than the Initial Purchaser) has offered or sold, nor will the Issuer or any person acting on its behalf (other than the Initial Purchaser) offer or sell directly or indirectly, any Capital Securities or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Initial Purchaser, would render the issuance and sale of any of the Capital Securities as contemplated hereby a violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has the Issuer authorized, nor will it authorize, any person to act in such manner;

            (l) The audited consolidated financial statements (including the notes thereto) and schedules of the Sponsor and its consolidated subsidiaries for the year ended December 31, 2005 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Sponsor and its consolidated subsidiaries for the period ended March 31, 2006 (the "Interim Financial Statements") provided to the Initial Purchaser are the most recent available audited and unaudited consolidated financial statements of the Sponsor and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with generally accepted accounting principles, the financial position of the Sponsor and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments. Such consolidated financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The accountants of the Sponsor who certified the Financial Statements are independent public accountants of the Sponsor and its Subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder as in effect on the date of this Agreement;

            (m) The Sponsor's report on FR Y-9C and FR Y-9LP dated March 31, 2006, and FR Y-6 dated December 31, 2005 provided to the Initial Purchaser is the most recent available such report and the information therein fairly presents in all material respects the financial position of the Sponsor and its subsidiaries;

            (n) Since the respective dates of the Financial Statements, the Interim Financial Statements and the FR Y-9C, FR Y-9LP and FR Y-6, there has been no material adverse change or development with respect to the financial condition or earnings of the Sponsor and its subsidiaries, taken as a whole;

            (o) The Sponsor is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and the regulations of the Board of Governors of the Federal
Reserve System (the "Federal Reserve"), and the deposit accounts of the Sponsor's subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance is pending or, to the knowledge of the Sponsor, threatened;

            (p)    Neither  the Sponsor nor any of its Significant  Subsidiaries
is subject to or party to, or has received any notice or advice that any of them may become subject to any investigation with respect to, any cease-and-desist order, agreement, consent decree, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Sponsor or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Sponsor or any of its Significant Subsidiaries which, in the reasonable judgment of the Sponsor, is expected to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Sponsor or its Significant Subsidiaries;

            (q) The Sponsor has no present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. The Sponsor believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the Indenture at any time during which the Debentures are outstanding is remote; and

            (r)    All  of  the  issued  and  outstanding  capital  stock of the
Sponsor has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock of each Significant Subsidiary of the Sponsor has been duly authorized and validly issued, is fully paid and nonassessable and, except for preferred securities issued by the trust, is owned by the Sponsor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of the issued and outstanding capital stock of the Sponsor or its Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, by-laws or code of regulations of the Sponsor or any of its Significant Subsidiaries or under any agreement to which the Sponsor or any of its Significant Subsidiaries is a party; provided, however, that all issued and outstanding common stock of The San Francisco Company, a wholly owned subsidiary of Sponsor, and First Bank, a Wholly owned subsidiary of the San Francisco Company, has been pledged to Wells Fargo Bank, National Association as the agent for ratable benefit of certain lenders pursuant to the terms of the Amended and Restated Secured Credit Agreement, dated as of August 11, 2005, by and among the Sponsor, the lenders signatory thereto and Wells Fargo Bank, National Association, as agent.

            (s) The Sponsor is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to be so qualified would not, singularly or in the aggregate, have a Material Adverse Effect, and holds all approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where the failure to hold such approvals, authorizations, orders, licenses, certificates and/or permits would not, singularly or in the aggregate, have a Material Adverse Effect. Each of the Significant Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to be so qualified would not, singularly or in the aggregate, have a Material Adverse Effect, and holds all approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where the failure to hold such approvals, authorizations, orders, licenses, certificate and/or permits would not, singularly or in the aggregate, have a Material Adverse Effect.

            5.     UNDERTAKINGS  BY THE  ISSUER.  The  Issuer  agrees  with  the
                   ----------------------------
Initial Purchaser as follows:

            (a) Neither the Issuer, nor any of its affiliates nor any person authorized to act on its behalf, will engage in any directed selling efforts with respect to the Capital Securities to any U.S. Person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

            (b) Neither the Issuer, nor any of its affiliates nor any person authorized to act on its behalf, will make offers or sales of Capital Securities under circumstances that would require the registration of the Capital Securities under the Securities Act.

            (c) For so long as any of the Capital Securities are outstanding and are "restricted securities" within the meaning of Rule 144A, the Issuer will provide or cause to be provided to any holder of Capital Securities and any prospective purchaser of the Capital Securities designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4).

            (d) During the period from the date of this Agreement to the Closing Date, the Sponsor and the Issuer shall use their best efforts to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

            (e) The Sponsor and the Issuer will not claim, and will actively resist any attempts by others to claim, the benefits of any usury laws against holders of the Capital Securities or the Debentures.

            (f) Except as may be required by law, the Sponsor shall not identify the Initial Purchaser in a press release or any other public statement without the consent of such Initial Purchaser.

            6.     SELLING RESTRICTIONS. The   Initial Purchaser  represents and
                   --------------------
warrants to the Issuer that:

            (a) It is an Accredited Investor (as defined in Rule 501(a) under the Securities Act.

            (b) It understands that the Capital Securities, the Debentures or the Guarantee have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. It has not offered or sold, and will not offer or sell, the Capital Securities within the United States except to persons whom it reasonably believes to be Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act), institutional Accredited Investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or to certain persons in transactions outside the United States in accordance with Regulation S under the Securities Act. In connection with any offer or sale in the United States or to or for the benefit of a U.S. Person, it will take reasonable steps to ensure that the purchaser of such Capital Securities is aware that such offer or sale is being made in reliance on Rule 144A or Regulation D in a manner that would not require registration of the Capital Securities under the Securities Act or any blue sky law of any State and that future transfers of the Capital Securities may not be made except in compliance with applicable securities laws.

            (c) Neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D) in connection with any offer or sale of the Capital Securities in the United States.

            (d) It will not offer or sell the Capital Securities outside the United States, except in accordance with the representations described herein and the restrictions set forth below:

      It has offered and sold the Capital Securities, and will offer and sell the Capital Securities, during the applicable Distribution Compliance Period (as defined in Rule 902 of Regulation S), only in accordance with Rule 903 or 904 of Regulation S under the Securities Act. Accordingly, it represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Capital Securities, and that it and they have complied and will comply with the offering restriction requirements of Regulation S. It agrees that, at or prior to the confirmation of sale of Capital Securities, it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Capital Securities through it during the applicable Distribution Compliance Period a confirmation or notice of substantially the following effect:

            "The Capital Securities offered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of their distribution at any time or (ii) until forty calendar days after the later of the commencement of the offering of the Capital Securities or the Closing Date, to persons other than the Initial Purchaser or other distributors in reliance on Regulation S, except in either case in accordance with Regulation S, Rule 144A, Regulation D or other exemptive provisions under the Securities Act. Terms used above have the meanings given to them by Regulation S."

            (e) It acknowledges that no action has been or will be taken by the Issuer or any other person that would permit the offer or sale of the Capital Securities in any jurisdiction where action to implement such offer or sale of the Capital Securities is required. The Initial Purchaser shall not offer or sell any Capital Securities in any jurisdiction except in compliance with applicable law, and the Initial Purchaser agrees, at its own expense, to comply with all such laws. The Initial Purchaser shall at its own expense obtain any consent, approval or authorization required for it to offer or sell the Capital Securities under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Capital Securities.

            7.     CONDITIONS  PRECEDENT.  The   obligations   of   the  Initial
                   ---------------------
Purchaser hereunder shall be subject to the accuracy of the representations and warranties of each Trust Party contained herein as of the date hereof, and, as of the Closing Date (as if made on the Closing Date), to the accuracy of the statements of each Trust Party made in any certificates delivered pursuant hereto on such date, to the performance by each Trust Party of its obligations hereunder, and to the following additional conditions:

            (a) The Issuer shall have obtained all governmental authorizations required in connection with the issue and sale of the Capital Securities and the performance of its obligations hereunder and under the Transaction Documents to which it is a party.

            (b) Each Trust Party shall have furnished to the Initial Purchaser a certificate of such Trust Party signed by, in the case of the Issuer, an Administrator and, in the case of the Sponsor, the principal executive, financial or accounting officer, dated the Closing Date, to the effect that such signatory has examined this Agreement and that the representations and warranties of such party in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and such party has performed all its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Closing Date.

            (c) The Trust Parties shall have furnished to the Initial Purchaser the opinions of counsel for the Trust Parties, dated the Closing Date, in substantially the form set out in Annex A and Annex B hereto, in a form reasonably acceptable to the Initial Purchaser.

            (d) The conditions precedent to the performance by the Issuer of its obligations under the Trust Agreement shall have been satisfied or waived.

            (e) Prior to the Closing Date, the Issuer shall furnish to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

       If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates referred to in or contemplated by this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and its counsel, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled by the Initial Purchaser at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

            8.     INDEMNIFICATION.
                   ---------------

            (a)    Each Trust Party agrees, jointly and severally, to  indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act, or the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective affiliates, officers, directors and employees of the Initial Purchaser and each such person (and each and all referred to in Section 8(b) as an "indemnified party"), against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser or such controlling person and the respective affiliates, officers, directors and employees of the Initial Purchaser and each such person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the execution and delivery by such Trust Party, and the consummation by such Trust Party of the transactions contemplated by, this Agreement or any other Transaction Document. Each Trust Party agrees, jointly and severally, to reimburse the Initial Purchaser and each such affiliate, officer, director, employee or controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser and each such affiliate, officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action arising out of or being connected with the execution and delivery by such Trust Party, and the consummation by such Trust Party of the transactions contemplated by, this Agreement or the other Transaction Documents. This indemnity agreement will be in addition to any liability that any of the Trust Parties may otherwise have.

            (b)    Promptly after receipt by  an  indemnified  party  under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission and/or delay to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party unless such omission and/or delay caused actual prejudice to the indemnifying party; in case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Counsel provided by the indemnifying party may represent the indemnifying party as well as all indemnified parties hereunder subject to the following provisions. Notwithstanding anything to the contrary contained herein, such indemnified party may continue any such action on its own at its own expense. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party. The indemnifying party may avoid its duty to indemnify under this Section 8 if the indemnified party, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), effects any settlement or compromise of, or consents to the entry of any judgment in, any pending or threatened action in respect of which any indemnifying party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnifying party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any claim effected without its consent.

            9.     CONTRIBUTION.
                   ------------

            (a) In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 8
                                                                       ---------
hereof is for any reason held to be unenforceable for the benefit of an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Issuer, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Capital Securities or (ii) if the allocation provided by clause

(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Sponsor and the Issuer, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements, omissions or breaches, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            (b) The relative benefits received by the Sponsor and the Issuer, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Capital Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Capital Securities (before deducting expenses) received by the Sponsor and the Issuer and the Discount received by the Initial Purchaser bear to the aggregate of such net proceeds and commissions.

            (c) The Sponsor and the Issuer and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section
                                                                         -------
9 were  determined  by pro rata  allocation or by any other method of allocation
-
which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and
     ---------
expenses  incurred by an indemnified party and referred to above in this Section
                                                                         -------
9 shall be deemed to include any legal or other expenses  reasonably incurred by
-
such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or breach or alleged breach.

            (d)    Notwithstanding  any  provision  of  this  Section 9  to  the
                                                              ---------
contrary, the Initial Purchaser shall not be required to contribute any amount in excess of the Discount.

            (e) No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f)    For purposes of this Section 9,  the Initial Purchaser,  each
                                        ---------
person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective partners, directors, officers, employees and agents of the Initial Purchaser or any such controlling person shall have the same rights to contribution as the Initial Purchaser, while each officer and director of the Sponsor, each trustee of the Issuer and each person, if any, who controls the Sponsor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Sponsor and the Issuer.

            10.    TERMINATION.  This Agreement shall  be subject to termination
                   -----------
in the absolute discretion of the Initial Purchaser, by notice given to the Sponsor and the Issuer prior to delivery of and payment for the Capital Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Sponsor's debt securities or preferred stock by any

"nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Sponsor's debt securities or preferred stock, (ii) the Issuer shall be unable to sell and deliver to the Initial Purchaser at least $25,000,000 stated liquidation value of Capital Securities, (iii) the Sponsor or any of its subsidiaries that is an insured depository institution shall cease to be "adequately-capitalized" within the meaning of 12 U.S.C. ss.1831 and applicable regulations adopted thereunder, or any formal administrative or judicial action is taken by any appropriate regulatory agency against the Sponsor or any such insured subsidiary for unsafe and unsound practices or violations of law, (iv) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (v) a suspension or material limitation in trading in any of the Sponsor's securities shall have occurred on the exchange or quotation system upon which the Sponsor's securities are traded, if any, (vi) a general moratorium on commercial banking activities shall have been declared either by federal or Delaware authorities or (vii) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis, including acts of terrorism, the effect of which on financial markets is such as to make it, in the Initial Purchaser's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Capital Securities.

            11.    SURVIVAL    OF    REPRESENTATIONS   AND   OBLIGATIONS.    The
                   -----------------------------------------------------
representations, warranties, agreements and undertakings in this Agreement shall continue in full force and effect despite completion of the arrangements for the purchase and issue of the Capital Securities or any investigation made by or on behalf of the Initial Purchaser.

            12.    NOTICES.
                   -------

            (a) Any communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

            First Bank Statutory Trust VI
            c/o First Banks, Inc.
            600 James S. McDonnell Blvd.
            Hazelwood, MO 63042
            Facsimile:  (314) 592-6621
            Attention:  Peter D. Wimmer

in the case of notices to the Sponsor, to it at:

            First Banks, Inc.
            600 James S. McDonnell Blvd.
            Hazelwood, MO 63042
            Facsimile:  (314) 592-6621
            Attention:  Peter D. Wimmer

and in the case of notices to the Initial Purchaser, to it at:

            Bear, Stearns & Co. Inc.
            383 Madison Avenue
            New York, New York 10179
            Facsimile:  212-272-3182
            Attention:  Asset Backed Securities

            (b) Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of telex, at the time of dispatch.

            (c)    Any  communication  not  by  telex  shall  be  confirmed   by
letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

            13.    GOVERNING LAW.  This  Agreement  shall  be  governed  by  and
                   -------------
construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions.

            14.    JURISDICTION.  Each  of the parties hereto hereby irrevocably
                   ------------
submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City and County of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby which is brought by the Initial Purchaser, the Issuer or the Sponsor and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

            15.    NO BANKRUPTCY PETITION.  The Initial Purchaser  covenants and
                   ----------------------
agrees that, prior to the date which is one year and one day after the payment in full of all Capital Securities issued by the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law. The provisions of this Section shall survive termination of this Agreement for any reason whatsoever.

            16.    SUCCESSORS.  This  Agreement will inure to the benefit of and
                   ----------
be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligations hereunder.

            17.    COUNTERPARTS. This Agreement may  be executed  in any  number
                   ------------
of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

       IN WITNESS WHEREOF, this Agreement has been entered into as of the date hereinabove set forth.

                                FIRST BANKS, INC.


                                By: /s/ Allen H. Blake
                                   ---------------------------------------------
                                Name:   Allen H. Blake
                                     -------------------------------------------
                                Title:  President & Chief Executive Officer
                                      ------------------------------------------

                                FIRST BANK STATUTORY TRUST VI
                                By: FIRST BANKS, INC., as Sponsor


                                By: /s/ Allen H. Blake
                                   ---------------------------------------------
                                Name:   Allen H. Blake
                                     -------------------------------------------
                                Title:  President & Chief Executive Officer
                                      ------------------------------------------

                                BEAR, STEARNS & CO. INC., as Initial Purchaser


                                By: /s/ Thomas S. Dunstan
                                   ---------------------------------------------
                                Name:   Thomas S. Dunstan
                                     -------------------------------------------
                                Title:  Senior Managing Director
                                      ------------------------------------------

                                                                         ANNEX A

       Pursuant to Section 7(c) of the Purchase Agreement, special counsel for the Offerors shall deliver an opinion in substantially the following form:

       1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Missouri and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations thereunder of the Federal Reserve, and the deposit accounts of the Company's Significant Subsidiaries are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and, to the best of our knowledge no proceeding for the termination of such insurance is pending or threatened. Each of the Significant Subsidiaries has been duly incorporated as a bank or other corporation and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Significant Subsidiaries has full corporate power and authority (i) to own or lease its properties which are material to its business as such business is currently conducted and (ii) to conduct its business as such business is currently conducted in all material respects.

       2. The issuance, sale and delivery of the Debt Securities and the Capital Securities in accordance with the terms and conditions of the Purchase Agreement, the Debenture Subscription Agreement, and the other Transaction Documents have been duly authorized by all necessary actions of the Company's Board of Directors (the "Board"). The Debt Securities and the ----- Capital Securities, when all consideration for the issuance and sale of the Debt Securities and Capital Securities has been received by the Company and the Trust as contemplated by the Indenture and the Purchase Agreement and when delivered in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable.

       3. Neither the issue and sale of the Capital Securities or the Debt Securities, the execution, delivery and performance of the Transaction Documents by the Company or the Trust and the consummation of any other of the transactions of the Company or the Trust contemplated in any Transaction Document nor the fulfillment of the terms thereof will (i) conflict with, result in a breach or violation of, or constitute a default under, any rule or regulation of the United States or the State of Missouri applicable to the Company or the Trust, or (ii) conflict with, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the Articles of Incorporation, Certificate of Incorporation or corporate charter, Bylaws or similar governing documents of the Company or any of the Significant Subsidiaries, (B) to our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or otherwise bound or (C) to our knowledge, any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or any of the Significant Subsidiaries which, in the case of any of (i) or (ii) above, would have a material adverse effect upon the consummation of the transactions of the Company or the Trust contemplated in the Purchase Agreement and the other Transaction Documents or the financial condition or earnings of the Company, the Trust and the Significant Subsidiaries on a consolidated basis.

       4. The Company has all requisite corporate power to enter into and perform its obligations under the Purchase Agreement, which has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

       5. Each of the Indenture and the Guarantee Agreement has been duly authorized, executed and delivered by the Company, and (assuming each such document is duly authorized, executed and delivered by the respective trustees) is a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

       6. The Declaration has been duly authorized, executed and delivered by the Company and the Administrators.

       7. The Debt Securities have been duly authorized, executed and delivered by the Company, are entitled to the benefits of the Indenture and when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

       8. Assuming the truth and accuracy of the representations and warranties and compliance with the agreements of the Purchaser contained in the Purchase Agreement, and assuming that the Capital Securities and the Debt Securities are issued and sold in the manner contemplated by, and in accordance with, the Purchase Agreement and the other Transaction Documents, no authorization, approval, consent or order of any court or governmental agency or body, or any other regulatory agency with jurisdiction over the Company or the Trust is required under the laws of the State of Missouri for the consummation of the transactions of the Company or the Trust contemplated in the Transaction Documents, including the purchase and sale of the Capital Securities by the Purchaser and the purchase of the Debt Securities by the Trust except (i) such authorizations, approvals, consents or orders as have been obtained, and (ii) the filing of a Form D with the Securities and Exchange Commission and with the Securities Division of the Missouri Secretary of State (as to which we express no opinion).

       9. Assuming the truth and accuracy of the representations and warranties and compliance with the agreements of the Purchaser contained in the Purchase Agreement, and assuming that the Capital Securities, the Debt Securities and the Common Securities are issued and sold in the manner contemplated by, and in accordance with, the Purchase Agreement and the other Transaction Documents, (i) it is not necessary in connection with the offering, sale and delivery of the Capital Securities, the Debt Securities and the Common Securities to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Purchase Agreement and the other Transaction Documents and (ii) the Indenture, Declaration and Guarantee Agreement are not required to be qualified under the Trust Indenture Act of 1939.

       10. Neither the Company nor the Trust is, or after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions of the Company and the Trust described in the Purchase Agreement and the other Transaction Documents, will be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended.

       The opinions expressed above are subject to the following additional qualifications:

     A. Each of our opinions regarding the enforceability of the Purchase Agreement and the other Transaction Documents may be limited by (1) bankruptcy, insolvency, reorganization, receivership, avoidance statutes, fraudulent conveyance and transfer acts, voidable preference statutes, moratorium or other laws now or hereafter in effect affecting creditors' rights (including, but not limited to, the fraudulent conveyance laws of the State of Missouri and the United States ("Federal") Bankruptcy Code), (2) general equitable principles
                   -------
          (regardless  of  whether  enforcement  is sought in equity or at law), limitations  on  the  availability  of  equitable  remedies  (such  as specific performance), and similar principles governing enforceability, such as but not necessarily limited to standards of commercial reasonableness, and (3) applicable procedural requirements of applicable state or Federal law. In addition, provisions for indemnification, contribution or exculpation of parties may be unenforceable or limited to the extent that they (i) violate public policy considerations, (ii) provide for indemnification or contribution in favor of, or exculpation of, parties for violation of securities law or (iii) provide for indemnification or contribution in favor of, or exculpation of, parties with respect to such parties' willful misconduct or gross negligence.

     B. The enforceability of the Purchase Agreement and the other Transaction Documents is subject to (1) the effect of generally applicable rules or law that limit or deny the enforceability of provisions (i) purporting to waive defenses or rights or the obligations of good faith, fair dealing, diligence and reasonableness; or (ii) purporting to authorize a party to take discretionary independent actions for the account of, or as agent or attorney-in-fact for, the Company under the Purchase Agreement or any of the other Transaction Documents; and (2) the effect of generally applicable rules of law that may, where a portion of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the transaction or contract.

     C. We express no opinion as to the enforceability of (i) any contractual provision which either directly or indirectly limits or tends to limit the time in which any suit or action may be instituted by a party;
          (ii) any contractual provision which requires a party to execute and deliver additional agreements or instruments other than agreements or instruments which are limited in effect to effectuating the express terms of the Purchase Agreement or another Transaction Document and do not expand or modify such terms; (iii) any contractual provision whereby a party or parties submit to the jurisdiction of a particular court or forum for the adjudication of disputes or waive any claim, defense or right of appeal based upon any lack of jurisdiction, inconvenient forum, venue or the like; (iv) any consent of a party to service of process upon it in a manner that does not satisfy the requirements of applicable law; (v) any waiver of a party of its right to a jury trial; and (vi) any contractual provision stating that the Purchase Agreement or any of the other Transaction Documents or the obligations, rights or remedies of the parties thereunder shall be governed by or construed or determined in accordance with the laws of the State of New York.

     D. The enforceability of any provision of the Purchase Agreement or any of the other Transaction Documents which purports to be a guarantee of the payment or performance of the obligations of another person ("guaranteed obligations"), including, without limitation, the applicable provisions of the Guarantee Agreement, is subject to the effect of generally applicable rules of law that may discharge the guarantor to the extent that (i) action or inaction by a beneficiary of the guaranteed obligations impairs the value of collateral securing guaranteed obligations, if any, to the detriment of such guarantor or
          (ii) the guaranteed obligations are materially modified without the consent of the guarantor.

     E. With respect to the enforceability of the Transaction Documents by Wells Fargo Delaware Trust Company and Wells Fargo Bank, National
          Association (collectively,  "Wells Fargo") against the Company, in the
                                       -----------
          event that the  actions of Wells  Fargo  pursuant  to the  Transaction
          Documents or any related document or instrument constitute acting as a trustee, executor, administrator, guardian or in any other like fiduciary capacity, the provisions of Mo. Rev. Stat. ss. 362.600 could prohibit Wells Fargo from so acting in the State of Missouri, in which event the persons or entities on whose behalf Wells Fargo acts in such capacity would be required to appoint or seek court appointment of a successor to Wells Fargo who is authorized to act in such capacity under ss. 362.600.

     F. With respect to the recovery of attorneys' fees under the Transaction Documents, the provisions of Mo. Rev. Stat. ss. 408.092 apply to the right to recover attorneys' fees in connection with a "credit agreement" (as defined in Mo. Rev. Stat. ss. 432.045.1) and reads in pertinent part as follows:

               Notwithstanding any other provision of law to the contrary, attorneys' fees are permitted to enforce a credit agreement provided the enforcing attorney is a licensed member of the Missouri Bar or is authorized to practice law in Missouri, and such fees meet one of the following requirements:

                    (1) Such fees are  included in a written  credit  agreement, and are not otherwise prohibited by law; or

                    (2)  Such  fees  do  not  exceed  fifteen   percent  of  the
               outstanding credit balance in default, provided such credit was extended by a for-profit business or credit union.

               At the court's discretion, additional fees may be awarded to the attorney for the prevailing party.

               A "credit  agreement" is defined in Mo. Rev. Stat. ss.
               432.045.1 as "an agreement to lend or forebear repayment of money, to otherwise extend credit, or to make other financial accommodation."

     G. Our opinions are given as of the date hereof, and we assume no obligation to update or supplement our opinions in response to subsequent changes in the law (including those that have retroactive effect) or future events or circumstances affecting the transactions contemplated under the Purchase Agreement.

     H. The opinions expressed in the first two sentences of opinion paragraph 1 of this opinion letter are based solely upon certain certificates and confirmations issued by the applicable governmental officer or authority with respect to each of the Company and the Significant Subsidiaries.

          With respect to the foregoing opinions, since no member of this firm is actively engaged in the practice of law in the States of Delaware or New York, we do not express any opinions as to the laws of such states and have (i) relied, with your approval, upon the opinion letter(s) of Potter Anderson & Corroon LLP with respect to matters of Delaware law addressed therein, (ii) assumed, with your approval and without rendering any opinion to such effect, that to the extent applicable and material to the opinions expressed in this opinion letter, the laws of the State of New York are substantively identical to the laws of the State of Missouri, without regard to conflict of law provisions and (iii) assumed, with your approval and without rendering any opinion to such effect, that the Trust was duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

          The opinions expressed herein are rendered to you solely pursuant to Section 7(c) of the Purchase Agreement and have been provided at the Company's request. As such, they may be relied upon by you only and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without our prior written consent. We do, however, consent to DLA Piper Rudnick Gray Cary US LLP relying upon this opinion to the extent necessary for it to deliver an opinion as to the enforceability of the Transaction Documents under New York law.

                 The Opinion is to be governed by New York law.

                                                                         ANNEX B


          Pursuant to Section 7(c) of the Purchase Agreement, tax counsel for the Offerors shall deliver an opinion in substantially the following form:

          It is our opinion that, under current law and assuming the performance of the Transaction Documents in accordance with the terms described therein, the Subordinated Debt Securities will be treated for United States federal income tax purposes as indebtedness of the Company.

          It is our opinion that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.